                   Articles of Incorporation

                               Of

                     BALANCED LIVING, INC.

     WE, THE UNDERSIGNED natural persons of the age of eighteen

(18) years or more, acting as incorporators of a corporation under the Colorado Business Corporation Act, adopt the following

Articles of Incorporation.

                           Article I

                              NAME

The Name of the corporation is Balanced Living, Inc.

                          Article II

                   PRINCIPAL BUSINESS ADDRESS

The principal business address is 10920 South 1700 East, Sandy,

Utah 84092.

                           Article III

                            DURATION

The duration of the corporation is perpetual.

                           Article IV

                            PURPOSES

The purpose or purposes for which this corporation is engaged are:

     (a)  To acquire, develop, explore, and otherwise deal in and with all kinds of consulting business opportunities and the

development and production self-improvement seminars. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities,

and for any and all other lawful purposes.

     (b)  To acquire by purchase, exchange, gift, bequest,

subscription, or otherwise; and to hold, own, mortgage, pledge,

hypothecate, sell, assign, transfer, exchange, or otherwise

dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or

assets created or issued by any person, firm, associate, or

corporation, or instrumentalities thereof; to make payment

therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to

exercise as owner or holder of any securities, any and all

rights, powers, and privileges in respect thereof.

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     (c)  To do each and everything necessary, suitable, or

proper for the accomplishment of any of the purposes or the

attainment of any one or more of the subjects herein enumerated,

or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents,

partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

     (d)  The foregoing clauses shall be construed both as

purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the

enjoyment and exercise thereof, as conferred by the laws of the

State of Colorado; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                           Articles V

                              STOCK

     (a) Common Stock.  The aggregate number of shares of Common

Stock which the Corporation shall have authority to issue is

50,000,000 shares at a par value of $.001 per share.  All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

     No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

     Each share of Common Stock shall be entitled to one vote at a stockholder's meeting, either in person or by proxy.

Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

     (b)  Preferred Stock.  The aggregate number of shares of

Preferred Stock which the Corporation shall have authority to issue is 10,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values,

rights, qualifications or limitations as determined solely by the

Board of Directors of the Corporation.

          (1)  Dividends. Dividends in cash, property or shares

shall be paid upon the Preferred Stock for any year on a

cumulative or noncumulative basis as determined by a resolution of the board of directors prior to the issuance of such Preferred

Stock, to the extent earned surplus for each such year is

available, in an amount as determined by a resolution of the board of directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock as determined by a

resolution of the board of directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the

Preferred Stock.

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               Dividends in cash, property or shares of the

corporation may be paid upon the Common Stock, as and when

declared by the board of directors, out of funds of the

corporation to the extent and in the manner permitted by law,

except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

          (2)  Distribution in Liquidation. Upon any liquidation,

dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed,

either in cash or in kind, first pro rata to the holders of the

Preferred Stock until an amount to be determined by a resolution of the board of directors prior to issuance of such Preferred

Stock has been distributed per  share, and, then, the remainder pro rata to the holders of the Common Stock.

          (3)  Redemption.  The Preferred Stock may be redeemed

in whole or in part as determined by a resolution of the board of directors prior to the issuance of such Preferred Stock  upon prior notice of the holders of record of the Preferred Stock,

published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the board of directors, by payment in cash or

Common Stock f or each share of the Preferred Stock to be

redeemed, as determined by a resolution of the board of directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the board of directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising form one share.

No such purchase or retirement shall be made if the capital of the corporation would be impaired thereby.

                           Article VI

                            AMENDMENT

     These Articles of Incorporation may be amended by the

affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

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                           Article VII

                       SHAREHOLDERS RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine.

Shareholders shall not have pre-emptive rights to acquire

unissued shares of the stock of this corporation.

                         Article VIII

                    INITIAL OFFICE AND AGENT

     The registered office of the Corporation in the State of

Colorado is 225 Monroe Street, Denver, CO 80206. The registered agent in charge thereof at such address is Rose Blackham.

                           Article IX

                            DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation

authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to

mortgage or pledge any or all assets of the business with

stockholders' approval.

     The number of directors constituting the initial Board of

Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

     NAME                ADDRESS

     Jeannene Barham     10920 South 1700 East

                         Sandy, Utah 84092

                           Article X

                          INCORPORATORS

     The name and address of each incorporator is:

     NAME                ADDRESS

     Jeannene Barham     10920 South 1700 East

                         Sandy, Utah 84092

                           Article XI

      COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation

and any on or more of its directors or any other corporation,

firm, association, or entity in which one or more of its

directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or

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because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes,

approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the

Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent

sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or

transaction by vote or written consent, or   the contract or

transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                           Article XII

               LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer shall be personally liable to the

Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer.

Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     Under penalties of perjury, I declare that these Articles of

Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

     Dated this 23rd day of June 1998.

                         /s/ Jeannene Barham

     The Corporation Company hereby consents to the appointment as the initial registered agent for the Corporation.

                         /s/ Rose Blackham, Initial Registered Agent

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